UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 22, 2021

NN, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23486	62-1096725
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6210 Ardrey Kell Road Charlotte, North Carolina	28277
(Address of principal executive offices)	(Zip Code)

(980) 264-4300

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d- 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	NNBR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company. ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Financing Transaction

On March 22, 2021, NN, Inc., a Delaware corporation (the “Company”), completed a private placement of the Company’s newly designated Series D Perpetual Preferred Stock, par value $0.01 per share (the “Series D Preferred Stock”) and warrants (the “Warrant”) to purchase shares of the Company’s common stock, par value $0.01 per share (“Common Stock”) (collectively, the “Financing Transaction”), pursuant to the terms of that certain Securities Purchase Agreement, dated March 22, 2021 (the “Purchase Agreement”), by and between the Company and NHTV Nevada Holdings LP (the “Purchaser”).

In accordance with the terms and conditions of the Purchase Agreement, the Company sold to the Purchaser 65,000 shares of Series D Preferred Stock, with a liquidation preference of $1,000 per share, together with a Warrant to purchase up to 1,900,000 shares of Common Stock.

In connection with the Financing Transaction, the Company received gross proceeds of $65 million, before deducting transaction expenses. The Company used the proceeds from the Financing Transaction and the New Credit Facility (as defined below) to (i) redeem all of the outstanding shares of the Company’s Series B Convertible Preferred Stock, par value $0.01 per share (the “Series B Preferred Stock”), (ii) repay all of the outstanding amounts under the Company’s senior secured revolving credit facility, (iii) prepay the Company’s term loans, (iv) pay any fees, costs and expenses incurred in connection with clauses (ii) and (iii) above, (v) pay any fees and expenses in connection with the transactions contemplated by the Purchase Agreement, and (vi) with respect to any remaining proceeds after giving effect to clauses (i) through (v), for the Company’s working capital and other general corporate purposes.

Purchase Agreement

The Purchase Agreement contains representations and warranties by the Company and the Purchaser and covenants of the Company and the Purchaser (including indemnification from the Company in the event of breaches of its representations and warranties) and other rights, obligations and restrictions, which the Company believes are customary for transactions of this type.

Additional Agreements: The Purchase Agreement contains additional agreements and covenants between the Company and the Purchaser, including restrictions similar to those in the Certificate of Designation regarding dividends and voting rights.

The foregoing description of the Purchase Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any factual information about the parties to the agreement or the Company’s business.

Certificate of Designation

In connection with the closing of the Financing Transaction, on March 22, 2021, the Company filed a Certificate of Designation of Series D Perpetual Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Delaware, establishing the rights, preferences, privileges, qualifications, limitations and restrictions relating to the Series D Preferred Stock. The Certificate of Designation became effective with the Secretary of State of the State of Delaware upon filing.

A summary of the terms of the Series D Preferred Stock set forth in the Certificate of Designation is set forth below.

Security:	Series D Perpetual Preferred Stock, par value $0.01 per share.

Series D Dividend:

Cumulative quarterly dividends payable in cash in an amount equal to 10.00% per annum of the Initial Liquidation Preference (as described below) (the “Cash Dividend Rate”); provided that, if no such cash dividend payment is made, the Liquidation Preference (as described below) per share of Series D Preferred Stock shall be increased by an amount equal to 12.00% per annum (the “Preference Accrual Rate”) of the then current Liquidation Preference (the “Liquidation Preference Adjustment”). On March 22, 2026, if any shares of Series D Preferred Stock remain issued and outstanding, the Cash Dividend Rate and the Liquidation

Preference Adjustment, as expressed as a percentage, shall increase by an amount equal to 2.50%, and shall continue to increase by an amount equal to 2.50% on each anniversary date thereafter (such increase on March 22, 2026, and each anniversary thereafter, the “Specified Date Adjustment”). Additionally, each dividend payment beginning on September 30, 2027 and including every such dividend payment date thereafter shall be paid in cash, unless otherwise prohibited by Delaware law or any then effective credit agreement to which the Company is a party.

Optional Redemption by the Company:	The Company may redeem all or a portion of the then outstanding shares of Series D Preferred Stock at a redemption price equal to the Liquidation Preference then in effect (the “Redemption Price”).

Optional Redemption Upon a Change of Control:	If at any time a Change of Control (as defined in the Purchase Agreement) of the Company occurs, each holder may require the Company to redeem all or a portion of such holder’s shares of Series D Preferred Stock for cash at the Redemption Price. Additionally, in the event that a Change of Control of the Company occurs, the Company may redeem all or a portion of the then outstanding shares of Series D Preferred Stock for an amount per share equal to the Redemption Price.

Non-Convertible:	The shares of Series D Preferred Stock shall not be convertible into or exchangeable for shares of Common Stock or any other security.

Initial Liquidation Preference:	$1,000 per share of Series D Preferred Stock.

Liquidation Preference:	An amount in cash equal to the greater of (i) the Initial Liquidation Preference as such amount may have been increased for any Liquidation Preference Adjustment and any Specified Date Adjustment, plus, without duplication, all accrued and unpaid distributions, and (ii) an amount equal to 140.00% of the Initial Liquidation Preference.

Liquidation Value:	In the event of a liquidation, holders of Series D Preferred Stock will be entitled to receive, out of assets of the Company available for distribution to stockholders of the Company or their assignees, and subject to the rights of any outstanding shares of Senior Securities (as defined in the Certificate of Designation) and before any amount shall be distributed to the holders of Junior Securities (as defined in the Certificate of Designation), a liquidating distribution in an amount equal to the Liquidation Preference.

Voting Rights:	Holders of the Series D Preferred Stock shall not have any voting rights, other than a consent right with respect to: (i) any amendment or waiver (whether by merger, consolidation or otherwise) of the organizational documents of the Company or any of its subsidiaries, in either case, in a way that materially and adversely affects the rights, preferences and privileges or power of the Series D Preferred Stock; (ii) the authorization, creation or issuance of any additional shares of Series D Preferred Stock, Parity Securities (as defined in the Certificate of Designation) or Senior Securities or any other class or series of capital stock of the Company ranking senior to, or on a parity basis with, the Series D Preferred Stock as to dividend rights or rights on the distribution of assets on any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Company; (iii) the declaration or payment of any dividend or distribution on, or redemption or repurchase of, any issued and outstanding shares of Common Stock or other Junior Securities; provided that the Company may (a) acquire shares of Common Stock or Junior Securities in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of present or former employees or directors of the Company and its Subsidiaries for the purposes of satisfying applicable taxes or netting of applicable exercise price or otherwise as required by any such plan, agreement or arrangement; and (b) acquire Junior Securities as a result of an exchange or conversion of such shares of Junior Securities for any other shares of Junior Securities and purchase any fractional shares of Junior Securities in connection therewith; (iv) the incurrence of any additional Indebtedness (as defined in the Certificate of Designation) other than (a) any Indebtedness that would be permitted to be incurred under the Term Loan Facility or the ABL Facility, (b) without duplication of the foregoing, any Indebtedness incurred to refinance or replace Indebtedness outstanding on the Issuance Date (as defined in the Certificate of Designation) (including successive refinancings or replacements), in an aggregate principal amount at maturity not to exceed the sum of (1) the principal amount at maturity of the Indebtedness being refinanced, (2) accrued and unpaid interest on the Indebtedness being refinanced, (3) premiums, fees and expenses payable in connection with the repayment of such and provided that after such incurrence the Company and its subsidiaries would not have a Consolidated Net Leverage Ratio (as defined in the Certificate of Designation) greater than 3.50:1.00, and (c) any Indebtedness, the net proceeds of which are contemporaneously used to redeem outstanding shares of Series D Preferred Stock; (v) the making of any Dispositions (as defined in the Certificate of Designation), unless (a) such Dispositions are otherwise permitted under the Term Loan Facility and the ABL Facility and (b) the Company uses the Net Cash Proceeds (as defined in the Certificate of Designation) from such Disposition to permanently repay Indebtedness and extinguish all commitments for the Indebtedness and, insofar as there are any remaining Net Cash Proceeds from Dispositions after repayment and extinguishment of all such Indebtedness in excess of $25.0 million, such excess is applied to redeem shares of Series D Preferred Stock; (vi) any voluntary Liquidation (as defined in the Certificate of Designation) or bankruptcy filing; and (vii) any agreement to take any of the foregoing actions.

In the event of a breach of any consent rights described above: (a) the Company shall be required to give prompt notice of such breach to the holders of Series D Preferred Stock; (b) the then effective Cash Dividend Rate and Preference Accrual Rate shall each increase by an amount equal to 4.00% per annum above the amount otherwise applicable under the Certificate of Designation (and subject to additional increases pursuant to the terms thereof) from the date such breach first occurred until the date (if any) that the Company shall have remedied such breach; and (c) in the event that the Company shall not have cured such breach within thirty (30) days of the first occurrence of the breach, each holder of Series D Preferred Stock shall have the right to require the redemption of, and the Company shall be required to redeem, any or all of its shares of Series D Preferred Stock.

Warrant

The Warrant issued at the closing is exercisable, in full or in part, at any time prior to the sixth (6th) anniversary of its issuance, at an exercise price of $0.01 per share, subject to customary anti-dilution adjustments in the event of certain future equity issuances, future subdivisions (by any stock split, recapitalization or otherwise), combinations or similar events, any capital reorganization, reclassification, consolidation or merger, sale of substantially all of the Company’s assets, or other similar transaction of the Company as set forth in the Warrant. The Warrant may be exercised for cash in an amount equal to the aggregate exercise price, or in lieu of paying the aggregate exercise price, the holder of the Warrant may elect a cashless exercise in accordance with the terms of the Warrant.

Unless and until any necessary stockholder approval is obtained, the Purchaser shall not have the right to acquire shares of Common Stock in a manner that would violate Nasdaq Listing Rule 5635(b). In addition, certain other ownership limitations apply to the holder of a Warrant. In connection with a Change of Control transaction, any unexercised shares of Common Stock underlying the Warrant will be, under certain circumstances, deemed to have been exercised on a cashless basis. Prior to the issuance of shares of Common Stock upon exercise of the Warrant, the Warrant holder is not entitled to vote or receive dividends or be deemed the holder of shares of Common Stock.

Board Observer Agreement

In connection with the closing of the Financing Transaction, on March 22, 2021, the Company entered into that certain Board Observer Agreement (the “Board Observer Agreement”) with the Purchaser. The Board Observer Agreement provides that the Purchaser will have the right to designate a representative to serve as an observer (the “Observer”). The Observer will have the right to attend and observe meetings of the Board, including any meetings of the committees of the Board, subject to certain exceptions. The Purchaser’s rights under the Board Observer Agreement will terminate upon the date that the Purchaser no longer beneficially owns at least one third (1/3) of the outstanding shares of Series D Preferred Stock.

New Credit Facility

Term Loan Facility

On March 22, 2021, the Company closed on a term loan facility (the “Term Loan Facility”). The Term Loan Facility is governed by a Term Loan Credit Agreement (the “Term Loan Credit Agreement”) by and among the Company, the lenders party thereto from time to time, and Oaktree Fund Administration, LLC, as administrative agent for the lenders. The Company intends to use the proceeds from the Term Loan Facility to repay all of its outstanding obligations under its Existing Credit Agreement (as defined below).

Amount and Interest. The Term Loan Credit Agreement provides for a senior secured term loan in the aggregate amount of $150.00 million and generally bears interest at (at the Company’s election) either (a) 5.875% per annum plus the greatest of (i) the published prime commercial lending rate, (ii) the Federal Funds Rate, as in effect from time to time (which in no event shall be less than zero), plus 0.50% per annum, and (iii) the Eurodollar Rate (as defined in the Term Loan Credit Agreement) determined on a daily basis for an interest period of one (1) month, plus 1.00% per annum or (b) 6.875% per annum plus the greater of (i) the Eurodollar Rate for the applicable interest period multiplied by the statutory reserve rate and (ii) 1.00%. If the Eurodollar Rate for the applicable interest period is less than 1.00%, such rate shall be deemed to be 1.00% for purposes of calculating the foregoing interest rates in the Term Loan Credit Agreement. The Term Loan Credit Agreement also allows the Company to request the establishment of one or more additional term loan commitments subject to specified terms and conditions, so long as (A) for incremental term loans secured by a lien on the Collateral (as defined in the Term Loan Credit Agreement) the Consolidated Secured Net Leverage Ratio (as defined in the Term Loan Credit Agreement) is not greater than 3.75 to 1.00 and (B) for unsecured incremental term loans the Consolidated Net Leverage Ratio (as defined in the Term Loan Credit Agreement) is not greater than 3.75 to 1.00.

Maturity. The final maturity date of the Term Loan Credit Agreement is September 22, 2026.

Prepayment. The Company may voluntarily prepay outstanding loans under the Term Loan Facility, in whole or in part without premium or penalty at any time following the third anniversary of the Closing Date (as defined in the Term Loan Credit Agreement). Prior to the first anniversary of the Closing Date, the Company will be subject to a prepayment premium equal to the then-present value of (i) 2.00% of the outstanding principal amount of the term loans so prepaid, plus (ii) all remaining unaccrued scheduled interest payments due on such term loans through the first anniversary of the Closing Date, computed using a discount rate equal to the Treasury Rate (as defined in the Term Loan Credit Agreement) plus 50 basis points. The Company may be subject to a prepayment penalty of 2.00% of the amount of such loans that it prepays following the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date. If the Company prepays any outstanding loans following the second anniversary of the Closing Date but prior to its third anniversary, the Company may be subject to a prepayment penalty of 1.00% of the amount prepaid. The Term Loan Credit Agreement requires the Company to prepay outstanding loans, subject to certain exceptions, with: (i) a variable percentage of excess cash flow; (ii) 100% of the net cash proceeds of non-ordinary course asset sales or other dispositions of property by the Company or any of its subsidiaries, and 100% of the net cash proceeds from certain insurance and condemnation events with respect to the Company’s or any of its subsidiaries’ assets, in each case subject to customary thresholds and reinvestment rights; and (iii) 100% of the net cash proceeds from the issuance or incurrence of debt obligations for borrowed money not permitted by the Term Loan Credit Agreement by the Company or any of its subsidiaries.

Financial Covenant. As of the Closing Date, the Term Loan Credit Agreement requires that the Company maintain a quarterly maximum Consolidated Net Leverage Ratio (as defined in the Term Loan Credit Agreement) of 3.75 to 1.00, which decreases in accordance with the terms of the Term Loan Credit Agreement to 2.50 to 1.00 for each fiscal quarter after the fiscal quarter ending December 31, 2023.

ABL Facility

Additionally, on March 22, 2021, the Company closed on a new asset backed credit facility (the “ABL Facility”; together with the Term Loan Facility, the “New Credit Facility”). The ABL Facility is governed by a Credit Agreement (the “ABL Credit Agreement”) by and among the Company, certain Company subsidiaries, the lenders party thereto, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders.

Amount. The ABL Credit Agreement provides for a senior secured revolving credit facility in the amount of $50 million, of which $30 million will be available in the form of letters of credit and $5.0 million will be available for the issuance of short-term swingline loans. The ABL Credit Agreement also allows the Borrower to request the establishment of one or more additional revolving commitments in an aggregate amount subject to specified terms and conditions. The availability of credit under the ABL Facility is limited by a borrowing base, which is 85% of the eligible accounts receivable of the Borrowers, plus the lesser of 60% of the cost and 85% of the net orderly liquidation value of eligible inventory, plus the lesser of 60% of the cost and 85% of the net orderly liquidation value of eligible in-transit inventory (subject to a $5 million cap), less any reserves established by the administrative agent, all as defined in the ABL Credit Agreement.

Interest. When the average quarterly Availability (as defined in the ABL Credit Agreement) is equal to or less than 50% of the aggregate revolving commitment, advances will generally bear interest at (at the Company’s election) either (a) 1.00% per annum plus the greatest of (i) the published prime commercial lending rate, (ii) the Federal Funds Rate, as in effect from time to time (which in no event shall be less than zero), plus 0.50% per annum, and (iii) the Adjusted LIBO Rate (as defined in the ABL Credit Agreement) determined on a daily basis for an interest period of one (1) month, plus 1.00% per annum or (b) 2.00% per annum plus the Adjusted LIBO Rate for the applicable interest period multiplied by the statutory reserve rate. If the LIBO Rate (as defined in the ABL Credit Agreement) that is used to determine the Adjusted LIBO Rate for the applicable interest period is less than 0.50%, such rate shall be deemed to be 0.50% for purposes of calculating the foregoing interest rates in the Term Loan Credit Agreement. When the average quarterly Availability (as defined in the ABL Credit Agreement) is greater than 50% of the aggregate revolving commitment, advances will generally bear interest at (at the Company’s election) either (a) 0.75% per annum plus the greatest of (i) the published prime commercial lending rate, (ii) the Federal Funds Rate, as in effect from time to time (which in no event shall be less than zero), plus 0.50% per annum, and (iii) the Adjusted LIBO Rate determined on a daily basis for an interest period of one (1) month, plus 1.00% per annum or (b) 1.75% per annum plus the Adjusted LIBO Rate for the applicable interest period multiplied by the statutory reserve rate. If the LIBO Rate that is used to determine the Adjusted LIBO Rate for the applicable interest period is less than 0.50%, such rate shall be deemed to be 0.50% for purposes of calculating the foregoing interest rates in the Term Loan Credit Agreement.

Maturity. The final maturity date of the ABL Credit Agreement is March 22, 2026.

Financial Covenant. The ABL Credit Agreement requires the Company to have a Fixed Charge Coverage Ratio (as defined in the ABL Credit Agreement) of not less than 1.0 to 1.0 at any time when the Availability (as defined in the ABL Credit Agreement) of the Borrower is less than 12.50% of the revolving commitments.

General New Facility Terms

Guarantee and Security. The Company’s obligations under the Term Loan Facility and the ABL Facility are guaranteed by each of the Company’s direct and indirect, existing and future material, domestic subsidiaries, subject to customary exceptions and limitations. The Term Loan Facility and the ABL Facility are each secured by a perfected lien over substantially all of the Company’s and each guarantor’s assets, including certain real property owned by the Company and the guarantors, subject to certain customary exceptions.

General Terms and Covenants. The ABL Credit Agreement and the Term Loan Credit Agreement include customary representations, warranties and negative and affirmative covenants, as well as customary events of default and certain cross default provisions that could result in acceleration of the ABL Credit Agreement or the Term Loan Credit Agreement.

The foregoing description of the Purchase Agreement, the Certificate of Designation, the Warrants, Board Observer Agreement, the Term Loan Credit Agreement and the ABL Credit Agreement is only a summary and is qualified in its entirety by the full text of the Purchase Agreement, the Certificate of Designation, the Warrant, the Board Observer Agreement, the Term Loan Credit Agreement and the ABL Credit Agreement, which are filed as Exhibits 10.1, 3.1, 4.1, 10.2, 10.3 and 10.4, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

ITEM 1.02. TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On March 22, 2021, the Company used the proceeds from the Financing Transaction and the New Credit Facility to prepay all outstanding obligations under its existing credit facility made available to the Company under the Second Amended and Restated Credit Agreement, dated as of December 19, 2019, by and among the Company, the guarantors party thereto from time to time, the lenders party thereto from time to time, and Truist Bank, as successor by merger to SunTrust Bank, as administrative agent and collateral agent (the “Existing Credit Agreement”).

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the New Credit Facility is incorporated herein by reference.

ITEM 3.02. UNREGISTERED SALE OF EQUITY SECURITIES.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the offer and sale of the Series D Preferred Stock and Warrants, the Purchase Agreement and the terms of the Series D Preferred Stock is incorporated herein by reference.

The securities in the Financing Transaction were issued and sold in reliance upon the exemption from the registration requirements of the Securities Act, set forth under Section 4(a)(2) of the Securities Act relating to sales by an issuer not involving any public offering and in reliance on similar exemptions under applicable state laws. The Purchaser represented that it is an accredited investor and that it is acquiring the Series D Preferred Stock and Warrants for investment purposes and not with a view to any distribution of such securities in violation of the United States federal securities laws. Neither this Current Report on Form 8-K, nor the exhibit attached hereto is an offer to sell or the solicitation of an offer to buy the securities described herein.

ITEM 3.03. MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Certificate of Designation and the terms of the Series D Preferred Stock is incorporated herein by reference.

ITEM 5.03. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGES IN FISCAL YEAR.

The information contained in Item 1.01 of this Current Report on Form 8-K regarding the Certificate of Designation and the terms of the Series D Preferred Stock is incorporated herein by reference.

ITEM 7.01. REGULATION FD DISCLOSURE.

On March 22, 2021, the Company issued a press release announcing the closing of the Financing Transaction and the New Credit Facility. A copy of this press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

The information, including the press release, furnished under this Item 7.01 shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed incorporated by reference into any other filing by the Company under the Exchange Act or the Securities Act, except as otherwise expressly stated in such filing.

ITEM 8.01. OTHER EVENTS.

The Company confirmed that, effective as of March 22, 2021, pursuant to the Certificate of Designation establishing and fixing the rights and preferences of the Series B Preferred Stock, it voluntarily redeemed all 100,000 outstanding shares of its Series B Preferred Stock at an aggregate redemption price of approximately $118.2 million.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Series D Preferred Stock

4.1	Common Stock Purchase Warrant

10.1	Securities Purchase Agreement, dated March 22, 2021, by and between the Company and the Purchaser

10.2	Board Observer Agreement, dated March 22, 2021, by and between the Company and the Purchaser

10.3*	Term Loan Credit Agreement, dated March 22, 2021, by and among the Company, as borrower, and Oaktree Fund Administration, LLC, as administrative agent

10.4*	Credit Agreement, dated March 22, 2021, by and among the Company, as borrower, and JPMorgan Chase Bank, N.A., as administrative agent

99.1	Press Release issued by NN, Inc. dated March 22, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit have been omitted pursuant to Rule 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 22, 2021

NN, INC.

By:	/s/ Matthew S. Heiter
Name:	Matthew S. Heiter
Title:	Senior Vice President, General Counsel